                                                                     Exhibit 12


                F.N.B. CORPORATION AND CONSOLIDATED SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                EXCLUDING PREFERRED STOCK DIVIDEND REQUIREMENTS
                             (Dollars in Thousands)



EXCLUDING INTEREST ON DEPOSITS:             3/31/97       12/31/96      12/31/95     12/31/94      12/31/93      12/31/92
                                            -------       --------      --------     --------      --------      --------
Income before taxes                         $10,026        $29,772       $31,379      $22,740       $17,802       $11,305

Plus fixed charges:
  Estimated interest component of net
    rental expense                              245            872           882          722           615           514
  Interest expense excluding interest
    on deposits                               2,172          8,169         8,626        6,907         5,960         5,290

      Income as adjusted                    $12,443        $38,813       $40,887      $30,369       $24,377       $17,109


Fixed charges:
  Interest expense excluding interest
    on deposits                      (1)    $ 2,172        $ 8,169       $ 8,626      $ 6,907       $ 5,960       $ 5,290

  Rent expense                                  736          2,617         2,645        2,167         1,844         1,543
  Estimated interest component of net
    rental expense                   (2)        245            872           882          722           615           514

  Fixed charges                  (1)+(2)    $ 2,417        $ 9,041       $ 9,508      $ 7,629       $ 6,575       $ 5,804


Ratio of earnings to fixed charges             5.15 x         4.29 x        4.30 x       3.98 x        3.71 x        2.95 x

INCLUDING INTEREST ON DEPOSITS:

Income as adjusted per above                $12,443        $38,813       $40,887      $30,369       $24,377       $17,109
Plus:   Interest on deposits                 18,191         69,447        66,128       52,988        56,898        64,508

  Income as adjusted                        $30,634       $108,260      $107,015      $83,357       $81,275       $81,617

Fixed charges per above                     $ 2,417        $ 9,041       $ 9,508      $ 7,629       $ 6,575       $ 5,804
Plus:  Interest on deposits                  18,191         69,447        66,128       52,988        56,898        64,508

  Fixed charges                             $20,608        $78,488       $75,636      $60,617       $63,473       $70,312

Ratio of earnings to fixed charges             1.49 x         1.38 x        1.41 x       1.38 x        1.28 x        1.16 x

                F.N.B. CORPORATION AND CONSOLIDATED SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                INCLUDING PREFERRED STOCK DIVIDEND REQUIREMENTS
                             (Dollars in Thousands)



EXCLUDING INTEREST ON DEPOSITS:             3/31/97       12/31/96      12/31/95     12/31/94      12/31/93      12/31/92
                                            -------       --------      --------     --------      --------      --------
Income before taxes                         $10,026        $29,772       $31,379      $22,740       $17,802       $11,305

Plus fixed charges:
  Estimated interest component of net
    rental expense                              245            872           882          722           615           514
  Interest expense excluding interest
    on deposits                               2,172          8,169         8,626        6,907         5,960         5,290

      Income as adjusted                    $12,443        $38,813       $40,887      $30,369       $24,377       $17,109


Preferred dividend requirements             $   160        $   766       $   849      $   853       $   857       $   517
Ratio of one divided by the quanity one
  minus the statutory income tax rate           154%           154%          154%         154%          154%          152%

Preferred dividends on pretax basis (1)         246          1,178         1,306        1,312         1,318           783

Fixed charges:
  Interest expense excluding interest
    on deposits                      (2)    $ 2,172        $ 8,169       $ 8,626      $ 6,907       $ 5,960       $ 5,290

  Rent expense                                  736          2,617         2,645        2,167         1,844         1,543
  Estimated interest component of net
    rental expense                   (3)        245            872           882          722           615           514

  Fixed charges              (1)+(2)+(3)    $ 2,664        $10,220       $10,814      $ 8,942       $ 7,893       $ 6,588


Ratio of earnings to fixed charges             4.67 x         3.80 x        3.78 x       3.40 x        3.09 x        2.60 x

INCLUDING INTEREST ON DEPOSITS:

Income as adjusted per above                $12,443        $38,813       $40,887      $30,369       $24,377       $17,109
Plus:   Interest on deposits                 18,191         69,447        66,128       52,988        56,898        64,508

  Income as adjusted                        $30,634       $108,260      $107,015      $83,357       $81,275       $81,617

Fixed charges per above                     $ 2,664        $10,220       $10,814      $ 8,942       $ 7,893       $ 6,588
Plus:  Interest on deposits                  18,191         69,447        66,128       52,988        56,898        64,508

  Fixed charges                             $20,855        $79,667       $76,942      $61,930       $64,791       $71,096

Ratio of earnings to fixed charges             1.47 x         1.36 x        1.39 x       1.35 x        1.25 x        1.15 x